Exhibit 99.1

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

December 2008 Property Transactions. On December 1, 2008, Plains Exploration & Production Company (“PXP” or the “Company”) sold oil and gas properties to a subsidiary of Occidental Petroleum Company (“Oxy”) and certain other companies with contractual preferential purchase rights for $1.25 billion. After closing adjustments, PXP received approximately $1.24 billion in net cash proceeds for the properties, which included:

•	the remaining 50% of the Company’s working interests in oil and gas properties located in the Permian Basin; and

•

the remaining 50% of the Company’s working interests in oil and gas properties located in the Piceance Basin in Colorado, including a 50% interest in the entity that holds its interest in Collbran Valley Gas Gathering, LLC (“CVGG”). The sale also includes the Company’s interest in approximately 11,500 net undeveloped acres adjacent to its Piceance Basin assets that PXP and Oxy jointly acquired from a third party in June 2008, for which there are no revenues or expenses included in PXP’s consolidated statement of income.

These transactions, which are referred to herein as the December 2008 Property Transactions, had an effective date of December 1, 2008. The cash proceeds received from the December 2008 Property Transactions, net of $12.6 million of related fees and expenses, approximately $108 million for estimated income taxes related to the sale and approximately $120 million retained for corporate purposes, were used to repay outstanding borrowings under the Company’s senior revolving credit facility.

PXP’s aggregate working interest in these properties generated total sales volumes of approximately 14 thousand barrels of oil equivalent per day (“MBOEPD”) during 2008 and had 92 million barrels of oil equivalent (“MMBOE”) of estimated proved reserves as of December 31, 2007.

On October 22, 2008, the Company entered into a letter agreement, which decreased the borrowing base under its senior revolving credit agreement from $3.1 billion to $2.7 billion upon the closing of the sale to Oxy. The borrowing base remains subject to the redetermination provisions of the senior revolving credit facility. The Company voluntarily decreased the aggregate lender commitments under the senior revolving credit facility from $2.7 billion to $2.3 billion, effective on the closing of the sale. An extinguishment loss of $4.8 million related to the commitment reductions was recorded in December 2008.

February 2008 Property Transactions. In February 2008, PXP sold oil and gas properties to a subsidiary of Oxy and to XTO Energy Inc. (“XTO”) for aggregate proceeds of $1.71 billion, net of $21 million of related fees and expenses.

•

On February 29, 2008, PXP sold 50% of its working interests in oil and gas properties located in the Permian and Piceance Basins, including a 50% interest in the entity that holds its interest in CVGG to a subsidiary of Oxy and certain other companies with contractual preference rights. The Company received approximately $1.53 billion in cash proceeds.

•

On February 15, 2008, the Company sold to XTO its interests in certain oil and gas properties located in the San Juan Basin in New Mexico and in the Barnett Shale in Texas. The Company received approximately $199 million in cash proceeds.

•

On February 13, 2008, PXP entered into an amendment to its senior revolving credit facility. The amendment reduced the borrowing base and commitments following the closing of the Oxy and XTO sale transactions. An extinguishment loss of $10.3 million related to the commitment reductions was recorded in February 2008.

The gross proceeds, before fees and expenses of $21 million, from the two February 2008 divestitures were approximately $1.73 billion, of which $300 million was placed in escrow for acquisition of oil and gas properties through the use of a tax deferred like-kind exchange transaction completed on April 17, 2008. The remaining proceeds of approximately $1.43 billion were primarily used to reduce debt under the Company’s senior revolving credit facility. These transactions, which are referred to herein as the February 2008 Property Transactions, had an effective date of January 1, 2008.

PXP’s aggregate working interest in the February 2008 Property Transactions generated total sales volumes of approximately 11 MBOEPD in the first two months of 2008 (net to its interest) and had 105 MMBOE of estimated proved reserves (net to its interest) as of December 31, 2007.

The February 2008 Property Transactions and December 2008 Property Transactions are collectively referred to herein as the 2008 Property Transactions.

The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2008 is adjusted to reflect the 2008 Property Transactions as if such transactions occurred on January 1, 2008. The 2008 Property Transactions are reflected in PXP’s historical consolidated balance sheet at December 31, 2008. The unaudited pro forma condensed consolidated statement of income does not purport to represent what the Company’s results of operations would have been if the 2008 Property Transactions had occurred on January 1, 2008. PXP believes the assumptions used herein provide a reasonable basis for presenting the significant effects directly attributable to the 2008 Property Transactions described above.

The unaudited pro forma condensed consolidated statement of income should be read in conjunction with PXP’s Annual Report on Form 10-K for the year ended December 31, 2008.

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2008

(in thousands, except per share data)

	PXP Historical	Pro Forma Adjustments February 2008 Property Transactions (Note 1)			Pro Forma Adjustments December 2008 Property Transactions (Note 1)			PXP Pro Forma
Revenues
Oil and gas sales	$2,386,563	$(57,323)	(A	)	$(275,378)	(A	)	$2,053,862
Other operating revenues	16,908	—			—			16,908

	2,403,471	(57,323)			(275,378)			2,070,770

Costs and Expenses
Production costs	626,428	(17,394)	(A	)	(80,212)	(A	)	528,822
General and administrative	153,306	—			—			153,306
Depreciation, depletion, amortization and accretion	621,484	(18,086)	(B	)	(75,764)	(B	)	527,634
Impairment of oil and gas properties	3,629,666	—			—			3,629,666

	5,030,884	(35,480)			(155,976)			4,839,428

Loss from Operations	(2,627,413)	(21,843)			(119,402)			(2,768,658)

Other Income (Expense)
Gain on sale of assets	65,689	—			—			65,689
Interest expense	(116,991)	9,781	(C	)	13,736	(C	)	(93,474)
Debt extinguishment costs	(18,256)	(152)	(D	)	—			(18,408)
Gain on mark-to-market derivative contracts	1,555,917	—			—			1,555,917
Other income (expense)	(12,575)	17	(E	)	1,379	(E	)	(11,179)

Loss From Continuing Operations Before Income Taxes	(1,153,629)	(12,197)			(104,287)			(1,270,113)
Income tax benefit	444,535	4,577	(F	)	39,133	(F	)	488,245

Loss From Continuing Operations	$(709,094)	$(7,620)			$(65,154)			$(781,868)

Loss from Continuing Operations Per Share
Basic	$(6.52)							$(7.18)

Diluted	$(6.52)							$(7.18)

Weighted Average Shares Outstanding
Basic	108,828							108,828

Diluted	108,828							108,828

PLAINS EXPLORATION & PRODUCTION COMPANY

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

Note 1—Basis of Presentation

December 2008 Property Transactions. On December 1, 2008, PXP sold oil and gas properties to a subsidiary of Oxy and certain other companies with contractual preferential purchase rights for $1.25 billion. After closing adjustments, PXP received approximately $1.24 billion in net cash proceeds for the properties, which included:

•	the remaining 50% of the Company’s working interests in oil and gas properties located in the Permian Basin; and

•

the remaining 50% of the Company’s working interests in oil and gas properties located in the Piceance Basin in Colorado, including a 50% interest in the entity that holds its interest in CVGG. The sale also includes the Company’s interest in approximately 11,500 net undeveloped acres adjacent to its Piceance Basin assets that PXP and Oxy jointly acquired from a third party in June 2008, for which there are no revenues or expenses included in PXP’s consolidated statement of income.

These transactions, which are referred to herein as the December 2008 Property Transactions, had an effective date of December 1, 2008. The cash proceeds received from the December 2008 Property Transactions, net of $12.6 million of related fees and expenses, approximately $108 million for estimated income taxes related to the sale and approximately $120 million retained for corporate purposes, were used to repay outstanding borrowings under the Company’s senior revolving credit facility.

PXP’s aggregate working interest in these properties generated total sales volumes of approximately 14 MBOEPD during 2008 and had 92 MMBOE of estimated proved reserves as of December 31, 2007.

On October 22, 2008, the Company entered into a letter agreement, which decreased its borrowing base under its senior revolving credit agreement from $3.1 billion to $2.7 billion upon the closing of the sale to Oxy. The borrowing base remains subject to the redetermination provisions of the senior revolving credit facility. The Company voluntarily decreased the aggregate lender commitments under the senior revolving credit facility from $2.7 billion to $2.3 billion, effective on the closing of the sale. An extinguishment loss of $4.8 million related to the commitment reductions was recorded in December 2008.

February 2008 Property Transactions. In February 2008, PXP sold oil and gas properties to a subsidiary of Oxy and to XTO for aggregate proceeds of $1.71 billion, net of $21 million of related fees and expenses.

•

On February 29, 2008, PXP sold 50% of its working interests in oil and gas properties located in the Permian and Piceance Basins, including a 50% interest in the entity that holds its interest in CVGG to a subsidiary of Oxy and certain other companies with contractual preference rights. The Company received approximately $1.53 billion in cash proceeds.

•

On February 15, 2008, the Company sold to XTO its interests in certain oil and gas properties located in the San Juan Basin in New Mexico and in the Barnett Shale in Texas. The Company received approximately $199 million in cash proceeds.

•

On February 13, 2008, PXP entered into an amendment to its senior revolving credit facility. The amendment reduced the borrowing base and commitments following the closing of the Oxy and XTO sale transactions. An extinguishment loss of $10.3 million related to the commitment reductions was recorded in February 2008.

Total proceeds from the two February 2008 divestitures were approximately $1.73 billion, of which $300 million was placed in escrow for acquisition of oil and gas properties through the use of a tax deferred like-kind exchange transaction completed on April 17, 2008. The remaining proceeds of approximately $1.43 billion were primarily used to reduce debt under the Company’s senior revolving credit facility. These transactions, which are referred to herein as the February 2008 Property Transactions, had an effective date of January 1, 2008.

PXP’s aggregate working interest in the February 2008 Property Transactions generated total sales volumes of approximately 11 MBOEPD in the first two months of 2008 (net to its interest) and had 105 MMBOE of estimated proved reserves (net to its interest) as of December 31, 2007.

The February 2008 Property Transactions and December 2008 Property Transactions are collectively referred to herein as the 2008 Property Transactions.

The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2008 is adjusted to reflect the 2008 Property Transactions as if such transactions occurred on January 1, 2008. The 2008 Property Transactions are reflected in PXP’s historical consolidated balance sheet at December 31, 2008. The unaudited pro forma condensed consolidated statement of income does not purport to represent what the Company’s results of operations would have been if these transactions had occurred on January 1, 2008. PXP believes the assumptions used herein provide a reasonable basis for presenting the significant effects directly attributable to the 2008 Property Transactions.

Pro Forma Adjustments Related to the December 2008 Property Transactions and the February 2008 Property Transactions

The unaudited pro forma condensed consolidated statement of income includes the following adjustments:

(A)	Reflects the reversal of revenues and expenses attributable to the divested interests in the oil and gas properties.

(B)	Adjusts depreciation, depletion and amortization (“DD&A”) for (1) the reduction in DD&A reflecting the production volumes attributable to the properties sold and (2) the revision to PXP’s DD&A rate reflecting the reserve volumes sold and the reduction in capitalized costs resulting from the 2008 Property Transactions. The Company follows the full cost method of accounting for its oil and gas properties. No gain or loss was recorded on the 2008 Property Transactions as such oil and gas property sales did not cause a significant change in the relationship between the Company’s capitalized costs and estimated proved reserves. Accordingly, the net proceeds received from the 2008 Property Transactions were recorded as a reduction to capitalized costs. The pro forma DD&A rate averaged $17.83 per BOE for the year ended December 31, 2008. The reduction in accretion expense reflects the reduction in the Company’s asset retirement obligation attributable to the properties sold.

(C)	Reflects the adjustment to interest expense, net of capitalized interest, for the period for the use of proceeds from the 2008 Property Transactions to retire debt under the Company’s senior revolving credit facility.

(D)	Reflects the adjustment to debt extinguishment costs for the early extinguishment of debt.

(E)	Reflects the adjustment to other income related to the Company’s interest in the entity that holds its interest in CVGG. PXP sold 50% of its interest in CVGG in connection with the February 2008 Property Transactions and the remaining 50% interest in connection with the December 2008 Property Transactions.

(F)	Reflects the adjustment to income tax expense resulting from the 2008 Property Transactions. Variances in the Company’s effective tax rate from the 35% federal statutory rate primarily result from the effect of state income taxes and estimated permanent differences.

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